UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2023

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

245 South Executive Drive, Suite 100

Milwaukee, WI 53005

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) and (d). On August 25, 2023, Justin Fish notified REV Group, Inc. (the “Company”) Board of Directors (the "Board") that he resigned from the Board effective immediately. The Board thanks Mr. Fish for his significant contributions.

On August 25, 2023, the Board appointed Maureen O'Connell to serve as a Class II director of the Company, effective August 25, 2023, following the resignation of Mr. Fish as noted above.

The Board has determined that Ms. O’Connell is independent under the corporate governance requirements of the New York Stock Exchange. Ms. O’Connell will serve on the Nominating and Corporate Governance Committee of the Board.

Ms. O’Connell’s compensation will be consistent with that of other non-employee directors. In connection with her appointment, Ms. O’Connell will enter into a standard indemnification agreement with the Company in the form previously approved by the Board.

There are no arrangements or understandings between Ms. O’Connell and any other person pursuant to which Ms. O’Connell was selected as a director and there are no related party transactions between the Company and Ms. O’Connell that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	REV Group, Inc. press release dated August 30, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: August 29, 2023	By:	/s/ Mark A. Skonieczny
Mark A. Skonieczny
Chief Executive Officer